Exhibit 99.5

Banner Pharmacaps Europe B.V.
(an indirectly wholly owned subsidiary of Vion Holding NV)

Financial Statements

Years Ended December 31, 2010 and 2009

Financial Statements

Years Ended December 31, 2010 and 2009

Independent Auditors’ Report

To: the Management of Banner Pharmacaps Europe B.V.

We have audited the accompanying financial statements of Banner Pharmacaps Europe B.V. which comprise the balance sheet as at December 31, 2010 and 2009 and the related statements of income, shareholder’s equity and cash flows for the years then ended and the notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s responsibility

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America. Furthermore, management is responsible for such internal control as it determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with Dutch Law, including the Dutch Standards on Auditing. This requires that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion with respect to the financial statements

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Banner Pharmacaps Europe B.V. as at December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Eindhoven, February 1, 2011

BDO Audit & Assurance B.V.

on its behalf,

/s/ P.P.J.G. Saasen RA

December 31,	2010	2009

Assets
Current
Cash and cash equivalents	$1,690,411	$1,783,762
Accounts receivable:
Trade, net of allowance for doubtful accounts of $104,496 and $71,756 (Note 9)	5,025,718	4,390,689
Inventories (Note 2)	3,935,837	4,882,076
Prepaid expenses and other	496,981	655,301

Total current assets	11,148,947	11,711,828
Property and equipment, net (Note 3)	11,227,963	11,528,276
Other assets	1,094,348	—
Deferred income taxes (Note 5)	—	339,971

Total assets	$23,471,258	$23,580,075

Liabilities and Shareholder’s Equity
Current
Accounts payable	$2,661,712	$3,545,764
Due to related parties (Notes 6 and 7)	486,093	3,085,030
Other accrued expenses (Note 4)	2,583,031	2,303,775

Total current liabilities	5,730,836	8,934,569
Related party loan payable (Note 6)	2,300,000	—
Deferred income taxes (Note 5)	200,475
Liabilities for pension benefits	—	1,079,010

Total liabilities	8,231,311	10,013,579

Commitments and contingencies (Notes 3, 10 and 12)
Shareholder’s equity
Common stock	28,902	28,902
Additional paid-in capital	22,542,355	22,542,355
Retained earnings	(8,156,566)	(9,141,341)
Accumulated other comprehensive loss (Note 14)	825,256	136,580

Total shareholder’s equity	15,239,947	13,566,496

Total liabilities and shareholder’s equity	$23,471,258	$23,580,075

See accompanying notes to consolidated financial statements.

Year ended December 31,	2010	2009

Net sales (Notes 7 and 9)	$38,660,338	$37,773,365

Cost of sales (Note 7)	30,855,261	30,396,194

Gross profit	7,805,077	7,377,171

Operating expenses:
Selling, general and administrative (Note 7)	4,063,261	4,023,498
Research and development	2,213,475	2,173,444

Total operating expenses	6,276,736	6,196,942

Income from operations	1,528,341	1,180,229

Other income (expense):
Interest, net	(42,465)	(50,863)
Miscellaneous, net	(150,194)	262,291

Total other income, net	(192,659)	211,428

Income before income taxes	1,335,682	1,391,657

Income tax expense (Note 5)	(350,907)	(364,235)

Net income	$984,775	$1,027,422

See accompanying notes to consolidated financial statements.

	Common Stock		Additional Paid-In	Retained	Accumulated Other Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total

Balance, December 31, 2008	505	$28,902	$22,542,355	$(10,168,763)	$178,558	$12,581,052

Cumulative effect of adoption of standards on uncertainty in income taxes (Note 5)
Net income				1,027,422		1,027,422
Translation adjustment					513,574	513,574
Minimum pension liability adjustment (net of tax of $165,376)					(555,552)	(555,552)

Comprehensive income						985,444

Balance, December 31, 2009	505	28,902	22,542,355	$(9,141,341)	136,580	13,566,496

Net income				984,775		984,775
Translation adjustment					(990,179)	(990,179)
Minimum pension liability adjustment (net of tax of $528,794)					1,678,855	1,678,855

Comprehensive income						1,673,451

Balance, December 31, 2010	505	$28,902	$22,542,355	$(8,156,566)	$825,256	$15,239,947

See accompanying notes to consolidated financial statements.

Year ended December 31,	2010	2009

Cash flows from operating activities:
Net income	$984,775	$1,027,422
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,499,520	1,812,110
Realized and unrealized foreign exchange loss on related party loan	166,623	—
Loss on disposal of property and equipment	—	(41,347)
Deferred income taxes	(12,982)	(34,650)
Provision for pension	577,284	743,474
Payment of pension	(464,835)	(768,788)
Provision for losses on accounts receivable	37,930	(11,963)
Decrease (increase) in assets:
Accounts receivable	(990,822)	330,414
Inventories	592,227	(840,253)
Prepaid expenses and other	110,795	(50,459)
Due from related parties	—	(182,476)
Increase (decrease) in liabilities:
Accounts payable	(626,871)	(590,331)
Accrued expenses and other	446,054	(346,611)
Due to related parties	(241,961)	—

Net cash provided by operating activities	2,077,737	1,046,542

Cash flows from investing activities:
Additions to property and equipment	(2,034,476)	(1,828,811)
Proceeds on disposal of property and equipment	—	166,944

Net cash used in investing activities	(2,034,476)	(1,661,867)

Effect of exchange rates on cash and cash equivalents	(136,612)	15,614

Net change in cash and cash equivalents	(93,351)	(599,711)

Cash and cash equivalents, beginning of year	1,783,762	2,383,473

Cash and cash equivalents, end of year	$1,690,411	$1,783,762

See accompanying notes to consolidated financial statements.

1.	Summary of Significant Accounting Policies

Business – Banner Pharmacaps Europe B.V. (the “Company”), is an indirect wholly owned subsidiary of Vion Holding N.V.

The Company manufactures soft elastic gelatin capsules, primarily containing prescription and non-prescription pharmaceuticals, vitamins and dietary supplements.

Foreign Currency Translation – Foreign currency denominated assets and liabilities of subsidiaries with local functional currencies are translated to United States dollars at year-end exchange rates. Revenues and expenses of foreign subsidiaries are translated at average exchange rates prevailing during the year. The effects of translation are recorded in the accumulated other comprehensive income (loss) component of stockholders’ equity.

Transactions denominated in foreign currency are translated using the exchange rate in effect at the transaction date. Gains and losses arising from subsequent fluctuations in exchange rates are included in other income.

Revenue Recognition – Revenue is recognized when products are shipped or delivered to the customer (based on shipping terms) and ownership has been transferred to the customer. Customers are primarily located within Europe.

Distributor Agreements – The Company has agreements with various distributors that allow the Company to share in product profits. The Company recognizes these profits once the distributor ships the product and title passes to their customer.

1.	Summary of Significant Accounting Policies (Continued)	Shipping and Handling Charges – Amounts billed to customers for shipping and handling costs are included in net sales. Related freight out expenses are included in selling, general and administrative expenses and amounted to approximately $136,514 and $180,221 in 2010 and 2009, respectively.

Trade Accounts Receivable and Credit Risk – Accounts receivable are customer obligations due under normal trade terms. Substantially all of the Company’s trade receivables are from pharmaceutical and biotech companies, as well as retail organizations. The Company performs continuing credit evaluations of its customers’ financial condition and generally does not require collateral.

Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The allowance for doubtful accounts includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve based on management’s assessment of their customers’ overall financial position. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. (See Note 9 for major customers.) Any unanticipated change in one of those customers’ credit worthiness, or other matters affecting the collectability of amounts due from such customers, could have a material effect on the results of operations in the period in which such changes or events occur. Based on all available information, management believes the allowance for doubtful accounts is adequate. However, actual write-offs might exceed the recorded allowance.

Cash and Cash Equivalents – The Company considers investments with an original maturity of three months or less when purchased to be cash equivalents. The Company deposits its cash in several financial institutions. The balances at times may exceed insured limits.

Inventories – Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Property and Equipment – Property and equipment are carried at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for financial reporting purposes and by accelerated methods for income tax purposes. Assets are depreciated for financial reporting purposes based on estimated useful lives as follows: Buildings and improvements (25-40 years); Machinery, equipment and other assets (5-12 years).

1.	Summary of Significant Accounting Policies (Continued)	Long-Lived Assets – Long-lived assets, such as property and equipment and intangible assets are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment charges were incurred for the years ended December 31, 2010 and 2009.

Intangible Assets – The Company amortizes its finite lived intangible assets, primarily trademarks, over the estimated useful life of 7 years.

Fair Value of Financial Instruments – The carrying amount of cash, accounts receivable and accounts payable approximates fair value because of the short maturity of those instruments. At December 31, 2010, the recorded value of the Company’s related party loans, bank notes payable and long-term debt approximate their fair values based on the variable interest rates and the current rates available to the Company for debt of similar remaining maturities.

Income Taxes – Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in deferred tax assets and liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Accounting Standards Codification Topic 740 “ASC 740” prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken

1.	Summary of Significant Accounting Policies (Concluded)	or expected to be taken in a tax return. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods and disclosures. The Company’s policy is to classify any interest or penalties recognized in accordance with ASC 740 as income tax expense.
Research and Development Expenses – Research and development (R&D) costs are expensed as incurred. These expenses consist of the Company’s proprietary R&D efforts.
Advertising Costs – Costs for newspaper, television, radio and other media are expensed as incurred. The costs for these types of advertising were approximately $0 and $0 in 2010 and 2009.
Other Comprehensive Income (Loss) – Other comprehensive income (loss) includes translation adjustments arising from the translation of the assets and liabilities of the Company into US Dollars.
Comparative Financial Statements – Certain 2009 amounts have been classified to conform to the 2010 presentation.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events – Management has evaluated events occurring subsequent to the balance sheet date through January 31, 2011, the date that the financial statements were available to be issued determining no events require adjustment to or additional disclosure in the financial statements.

2.	Inventories	Inventories are summarized as follows:

December 31,	2010	2009

Raw materials	$1,549,421	$1,302,450
Work-in-process	1,832,511	2,013,713
Finished goods	553,905	1,565,913

Total inventories	$3,935,837	$4,882,076

3.	Property and Equipment	Property and equipment consists of the following:

December 31,	2010	2009

Land, buildings and improvements	$6,484,925	$6,337,597
Machinery and equipment	30,246,310	31,936,744
Projects in progress	1,080,400	297,409

Less: accumulated depreciation and amortization	26,583,672	27,043,474

Net property and equipment	$11,227,963	$11,528,276

Depreciation expense amounted to $1,499,520 and $1,812,110 for 2010 and 2009, respectively.

The Company estimates that costs to complete projects in progress at December 31, 2010 will be approximately $170,000.

4.	Accrued Expenses	Other accrued expenses consist of the following components:

December 31,	2010	2009

Compensation	$1,162,622	$1,090,833
Other	1,420,409	1,212,942

Total accrued expenses	$2,583,031	$2,303,775

5.	Income Taxes

The Company is part of a group that files consolidated tax returns. Taxes are allocated to the Company as if that entity filed its own income tax returns.

Income tax benefit consists of foreign deferred taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s deferred tax liabilities and assets are as follows:

December 31,	2010	2009

Intangibles & tangibles	$73,112	$64,823
Accrued pension expenses	(273,587)	275,148

Total long-term deferred tax liability versus asset	$(200,475)	$339,971

The Company’s effective rate of income tax differs from the federal statutory rate primarily due to the different foreign income tax rates.

The Company adopted the standards on uncertainty in income taxes ASC 740, on January 1, 2009. ASC 740 prescribes a threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on de-recognition, classification, interest, penalties, accounting in interim periods and disclosures. The adoption of these standards did not have any impact on the Company’s consolidated financial statements.

In the last years the Company hasn’t be subject to income tax examinations.

6.	Related Party Loans	The loans consist of $2.3 million in two notes to companies affiliated by common ownership. Interest is charged at LIBOR plus 1.5% totaling 1.79% at December 31, 2010 and 1.8% at December 31, 2009. No accrued interest is included in amounts due to related parties in the consolidated balance sheets at December 31, 2010 and 2009.

7.	Related Party Transactions

Sales to parties related through common ownership amounted to $0 and $0 in 2010 and 2009.

The Company purchased materials from parties related through common ownership aggregating $1,908,000 and $1,666,806 during 2010 and 2009.

An administration charge of $633,000 and $577,200 from the Company’s Parent was recorded in 2010 and 2009. These charges are included in the selling, general and administrative expenses in the consolidated statements of income.

8.	Loans to Related Parties	There were no loans to related parties at December 31, 2010 or 2009.

9.	Major Customers	Three customers accounted for 48% of 2010 net sales and two customers accounted for 61% of accounts receivable at December 31, 2010. Two customers accounted for 48% of 2009 net sales and 37% of accounts receivable at December 31, 2009.

10.	Defined Benefit Plans

The Company has a defined benefit plan. For the defined benefit pension plan, the pension obligation has been calculated, using the defined unit credit method. Consistent with the instructions of this method, future benefits earned by employees in their current and past periods of services are being estimated. Subsequently, the present value of this obligation is calculated.

The funded status of this plan is as follows:

December 31,	2010	2009

Projected benefit obligation	$8,695,989	$(9,664,989)
Fair value of plan assets	9,790,337	8,585,979

Net funded status	$1,094,348	$(1,079,010)

10.	Defined Benefit Plans (Continued)	Amounts recognized in the balance sheets are as follows:

December 31,	2010	2009

Non-current assets	$1,094,348	$
Non-current liabilities		(1,079,010)

Net funded status	$1,094,348	$(1,079,010)

Amounts recognized in accumulated other comprehensive income consist of the following:

December 31,	2010	2009

Net loss (gain)	$(1,816,932)	$504,059
Prior service cost (credit)	49,422	51,493

	$(1,767,510)	$555,552

The following are assumptions used to determine benefit obligations:

December 31,	2010	2009

Discount rate	5.30%	4.75%
Rate of compensation increase	2.00%	2.00%

The following are assumptions used to determine net periodic benefit cost:

December 31,	2010	2009

Discount rate	5.30%	4.75%
Expected return on plan assets	4.25%	5.70%
Rate of compensation increase	2.00%	2.00%

10.	Defined Benefit Plans (Continued)	The Company’s expected long-term return on plan assets assumption is based on a periodic review and modeling of the plans’ asset allocation and liability structure over a long-term period. Expectations of returns for each asset class are the most important of the assumptions used in the review and modeling and are based on comprehensive reviews of historical data and economic/financial market theory. The expected long-term rate of return on assets was selected from within the reasonable range of rates determined by (1) historical real returns, net of inflation, for the asset classes covered by the investment policy and (2) projections of inflation over the long-term period during which benefits are payable to plan participants.

	2010	2009

Benefit cost	$1,094,348	$1,079,010

Employer contributions	$464,998	$818,261

Participant contributions	$181,723	$113,807

Benefits paid	$32,069	$—

The fair values of the Company’s pension plan assets at December 31, 2010, by asset category using quoted prices in active markets for identical assets (level 1); significant other observable inputs (level 2); and significant unobservable inputs (level 3) are as follows:

Asset Category	Level 1	Level 2	Level 3	Total

Cash	$—	$—	$—	$—
Equity securities	1,060,619	163,173	—	1,223,792

Debt securities	7,832,269	—	—	7,832,269

Real estate	—	220,282	513,994	734,276

Totals	$8,892,888	$383,455	$513,994	$9,790,337

10.	Defined Benefit Plans (Concluded)	The Company expects to contribute $644,048 to its pension plan in 2011. The pension benefit payments, which reflect expected future service, are expected to be in the next years:

2011	$56,529
2012	48,254
2013	54,685
2014	69,134
2015	93,085
2016-2019	1,151,588

The Company’s defined benefit pension plan has a measurement date of December 31 of the applicable year.

11.	Commitments and Contingencies	Litigation – The Company is involved in various claims and lawsuits incidental to its business and where appropriate has or will establish reserves where it is probable that a liability has occurred. In the opinion of management, other claims and lawsuits in the aggregate will not have a material effect on the Company’s financial statements.

Leases – The Company is committed to pay rent under non-cancelable operating lease agreements with terms exceeding one year, as summarized below:

Year ending
2011	104,221
2012	37,954
2013	24,253
2014	15,394
Thereafter	—

Total minimum payments	$181,822

In 2010 and 2009, rental expense under operating leases amounted to approximately $114,883 and $118,490 respectively.

12.	Supplemental Cash Flow Information	Cash was paid during the year for:

December 31,	2010	2009

Interest, intercompany debt	$42,465	$50,863

13.	Accumulated Other Comprehensive Income	The components of accumulated other comprehensive income are as follows:

December 31,	2010	2009

Foreign currency translation adjustments	$(598,410)	$391,769
Unamortized pension losses (gains) and prior service costs, net of tax	1,423,666	(255,189)

	$825,256	$136,580

14.	Recent Accounting Pronouncements	In June 2009, the FASB amended existing guidance for the consolidation of variable interest entities to address the elimination of the concept of a qualifying special purpose entity. This guidance eliminated the quantitative approach previously required for determining the primary beneficiary of a variable interest entity (VIE) and identifies the primary beneficiary of a VIE as the enterprise that has both the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. The guidance requires ongoing reassessments of whether an enterprise is the primary beneficiary of a VIE. Additionally, enhanced disclosures are required for any enterprise that holds a variable interest. The guidance is effective for the first annual reporting period beginning after November 15, 2009. The guidance did not have an impact on the Company’s financial position, results of operations or cash flows.

14.	Recent Accounting Pronouncements (Concluded)	In April 2010, the Financial Accounting Standards Board issued Accounting Standards Update 2010-17, Recognition–Milestone Method (Topic 605): Milestone Method of Revenue Recognition. The amendments in this Update affect vendors that provide research or development deliverables where one or more payments are contingent upon achieving uncertain future events or circumstances. The Update provides guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. The Update is effective on a prospective basis for milestones achieved in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the effect that the implementation of the new standard will have on its financial position, results of operations, and cash flows.